Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports First Quarter 2020 Results and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•	Cogent approved a $0.02 increase per share to its regular quarterly dividend to $0.68 per share for Q2 2020 from $0.66 per share for Q1 2020 – Cogent’s thirty-first consecutive quarterly dividend increase.
o	The Q2 2020 $0.68 dividend per share represents an annual increase of 13.3% from the dividend per share of $0.60 for Q2 2019.
•	Service revenue, on a constant currency basis, increased by 0.6% from Q4 2019 to Q1 2020 and increased from Q1 2019 to Q1 2020 by 5.6%.
o	Service revenue increased by 0.4% from Q4 2019 to Q1 2020 and increased from Q1 2019 to Q1 2020 by 5.1%.
•	GAAP gross profit increased by 9.6% from Q1 2019 to $65.5 million for Q1 2020. Non-GAAP gross profit increased by 6.3% from Q1 2019 to $85.2 million for Q1 2020.
o	GAAP gross margin increased by 200 basis points from Q1 2019 to Q1 2020 to 46.5%. Non-GAAP gross margin increased by 70 basis points from Q1 2019 to Q1 2020 to 60.5%.

•	Net cash provided by operating activities decreased to $28.5 million for Q1 2020.

•	EBITDA decreased by 4.4% from Q4 2019 to $50.4 million for Q1 2020 and increased by 6.0% from Q1 2019 to Q1 2020.
o	EBITDA margin decreased by 180 basis points from Q4 2019 to 35.8% for Q1 2020 and increased by 30 basis points from Q1 2019 to Q1 2020.

[WASHINGTON, D.C. May 7, 2020] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $140.9 million for the three months ended March 31, 2020, an increase of 5.1% from the three months ended March 31, 2019 and an increase of 0.4% from the three months ended December 31, 2019. Foreign exchange negatively impacted service revenue growth from the three months ended December 31, 2019 to the three months ended March 31, 2020 by $0.2 million and negatively impacted service revenue growth from the three months ended March 31, 2019 to the three months ended March 31, 2020 by $0.7 million. On a constant currency basis, service revenue grew by 0.6% from the three months ended December 31, 2019 to the three months ended March 31, 2020 and grew by 5.6% from the three months ended March 31, 2019 to the three months ended March 31, 2020.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $103.5 million for the three months ended March 31, 2020; an increase of 0.8% from the three months ended December 31, 2019 and an increase of 6.5% over the three months ended March 31, 2019.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $37.3 million for the three months ended March 31, 2020; a decrease of 0.4% over the three months ended December 31, 2019 and an increase of 1.3% over the three months ended March 31, 2019.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 9.6% from the three months ended March 31, 2019 to $65.5 million for the three months ended March 31, 2020 and increased by 1.8% from the three months ended December 31, 2019. GAAP gross margin was 46.5% for the three months ended March 31, 2020, 44.5% for the three months ended March 31, 2019 and 45.8% for the three months ended December 31, 2019. Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $3.7 million for the three months ended March 31, 2020, $3.4 million for the three months ended March 31, 2019 and $4.3 million for the three months ended December 31, 2019.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 6.3% from the three months ended March 31, 2019 to $85.2 million for the three months ended March 31, 2020 and increased by 0.8% from the three months ended December 31, 2019. Non-GAAP gross profit margin was 60.5% for the three months ended March 31, 2020, 59.8% for the three months ended March 31, 2019 and 60.3% for the three months ended December 31, 2019.

Net cash provided by operating activities decreased by 0.6% from the three months ended March 31, 2019 to $28.5 million for the three months ended March 31, 2020 and decreased by 38.3% from the three months ended December 31, 2019.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 6.0% from the three months ended March 31, 2019 to $50.4 million for the three months ended March 31, 2020 and decreased by 4.4% from the three months ended December 31, 2019. EBITDA margin was 35.8% for the three months ended March 31, 2020, 35.5% for the three months ended March 31, 2019 and 37.6% for the three months ended December 31, 2019.

EBITDA, as adjusted, increased by 4.9% from the three months ended March 31, 2019 to $50.4 million for the three months ended March 31, 2020 and decreased by 4.8% from the three months ended December 31, 2019. EBITDA, as adjusted, margin was 35.8% for the three months ended March 31, 2020, 35.9% for the three months ended March 31, 2019 and 37.8% for the three months ended December 31, 2019.

Basic and diluted net income per share was $0.20 for the three months ended March 31, 2020, $0.20 for the three months ended March 31, 2019 and $0.16 for the three months ended December 31, 2019. Unrealized foreign exchange gains (losses) on Cogent’s €135.0 million Euro notes were $(4.0) million for the three months ended December 31, 2019, or $(0.09) per basic and diluted net income per share and $2.9 million for the three months ended March 31, 2020, or $0.06 per basic and diluted net income per share.

Total customer connections increased by 5.7% from March 31, 2019 to 87,213 as of March 31, 2020 and increased by 0.8% from December 31, 2019. On-net customer connections increased by 5.8% from March 31, 2019 to 75,163 as of March 31, 2020 and increased by 0.8% from December 31, 2019. Off-net customer connections increased by 5.2% from March 31, 2019 to 11,721 as of March 31, 2020 and increased by 0.5% from December 31, 2019.

The number of on-net buildings increased by 117 buildings from March 31, 2019 to 2,823 on-net buildings as of March 31, 2020 and increased by 22 on-net buildings from December 31, 2019.

Quarterly Dividend Increase Approved

On May 6, 2020, the Board approved a regular quarterly dividend of $0.68 per common share payable on June 5, 2020 to shareholders of record on May 22, 2020. This second quarter 2020 regular dividend represents a 3.0% increase of $0.02 per share from the first quarter 2020 regular dividend of $0.66 per share and an annual increase of 13.3% from the Q2 2019 dividend of $0.60 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by the Board.

Impact of COVID-19

Like many other companies, Cogent has been impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. During the first quarter of 2020, the impact of the COVID-19 pandemic on Cogent was limited. In the last two weeks of March, we saw a positive impact on net-centric revenue but a slight slowdown in corporate installs. We also saw, during these two weeks, a material increase in traffic on our network.

However, the ultimate impact of the pandemic on Cogent is unknown as a significant amount of uncertainty and volatility remains. Beginning in mid-March, Cogent transitioned its entire workforce to work remotely, which continues through today, but we have no assurance that this will be sufficient to protect our workforce or certain key employees. Moreover, our results of operations may be adversely affected in the future as the pandemic and the related government restrictions continue. We may see slowdowns in new customer orders, find it difficult to collect from customers who are experiencing financial distress, encounter difficulties accessing the buildings and locations where we install new customers and serve existing customers, or have difficulties procuring or shipping necessary equipment. Lastly, the global economic impact of the COVID-19 pandemic may have prolonged effects that impact our business well into the future.

These and other risks will be described in more detail in our quarterly report on Form 10-Q for the quarter ending March 31, 2020 and are set forth in our annual report on Form 10-K for the year ended December 31, 2019.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on May 7, 2020 to discuss Cogent’s operating results for the first quarter of 2020 and to discuss Cogent’s expectations for full year 2020. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 200 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

# # #

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

Metric ($ in 000’s, except share and per share data) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
On-Net revenue	$97,183	$97,472	$99,416	$102,683	$103,457
% Change from previous Qtr.	1.9%	0.3%	2.0%	3.3%	0.8%
Off-Net revenue	$36,843	$37,191	$37,418	$37,479	$37,321
% Change from previous Qtr.	0.8%	0.9%	0.6%	0.2%	-0.4%
Non-Core revenue (1)	$111	$126	$108	$130	$137
% Change from previous Qtr.	-24.5%	13.5%	-14.3%	20.4%	5.4%
Service revenue – total	$134,137	$134,789	$136,942	$140,292	$140,915
% Change from previous Qtr.	1.6%	0.5%	1.6%	2.4%	0.4%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	1.7%	0.7%	1.7%	2.5%	0.6%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	5.8%	5.4%	6.0%	6.8%	5.6%
Excise Taxes	$3,391	$3,191	$3,998	$4,334	$3,743
% Change from previous Qtr.	4.9%	-5.9%	25.3%	8.4%	-13.6%
Network operations expenses (2)	$53,970	$54,181	$54,971	$55,684	$55,669
% Change from previous Qtr.	-2.6%	0.4%	1.5%	1.3%	-%
GAAP gross profit (3)	$59,724	$60,403	$61,683	$64,300	$65,486
% Change from previous Qtr.	7.7%	1.1%	2.1%	4.2%	1.8%
GAAP gross margin (3)	44.5%	44.8%	45.0%	45.8%	46.5%
Non-GAAP gross profit (4) (6)	$80,167	$80,608	$81,971	$84,608	$85,246
% Change from previous Qtr.	4.6%	0.6%	1.7%	3.2%	0.8%
Non-GAAP gross margin (4) (6)	59.8%	59.8%	59.9%	60.3%	60.5%
Selling, general and administrative expenses (5)	$32,568	$33,503	$31,456	$31,884	$34,958
% Change from previous Qtr.	12.2%	2.9%	-6.1%	1.4%	9.6%
Depreciation and amortization expense	$20,263	$19,979	$20,006	$20,002	$19,508
% Change from previous Qtr.	-3.3%	-1.4%	0.1%	-%	-2.5%

Equity-based compensation expense	$3,434	$5,289	$4,797	$4,940	$5,075
% Change from previous Qtr.	-22.1%	54.0%	-9.3%	3.0%	2.7%
Operating income	$24,400	$22,022	$25,799	$28,033	$25,850
% Change from previous Qtr.	9.4%	-9.7%	17.2%	8.7%	-7.8%
Interest expense	$13,456	$13,595	$15,191	$15,211	$15,220
% Change from previous Qtr.	-0.4%	1.0%	11.7%	0.1%	0.1%
Net income	$9,217	$7,136	$13,701	$7,465	$9,227
Gain (loss) on Euro Notes	$-	$177	$6,128	$(4,032)	$2,904
Basic net income per common share	$0.20	$0.16	$0.30	$0.16	$0.20
Diluted net income per common share	$0.20	$0.16	$0.30	$0.16	$0.20
Weighted average common shares – basic	45,223,157	45,354,327	45,438,656	45,553,727	45,658,565
% Change from previous Qtr.	-0.1%	0.3%	0.2%	0.3%	0.2%
Weighted average common shares – diluted	45,644,236	45,912,291	46,019,691	46,145,970	46,391,066
% Change from previous Qtr.	-0.3%	0.6%	0.2%	0.3%	0.5%
EBITDA (6)	$47,561	$47,105	$50,515	$52,724	$50,394
% Change from previous Qtr.	-%	-1.0%	7.2%	4.4%	-4.4%
EBITDA margin	35.5%	34.9%	36.9%	37.6%	35.8%
Gains on asset related transactions	$536	$185	$87	$251	$39
EBITDA, as adjusted (6)	$48,097	$47,290	$50,602	$52,975	$50,433
% Change from previous Qtr.	0.9%	-1.7%	7.0%	4.7%	-4.8%
EBITDA, as adjusted, margin	35.9%	35.1%	37.0%	37.8%	35.8%
Fees – net neutrality	$-	$-	$-	$-	$-

Net cash provided by operating activities	$28,637	$40,632	$33,443	$46,097	$28,458
% Change from previous Qtr.	-29.7%	41.9%	-17.7%	37.8%	-38.3%
Capital expenditures	$13,288	$11,720	$12,051	$9,899	$12,866
% Change from previous Qtr.	21.5%	-11.8%	2.8%	-17.9%	30.0%
Principal payments of capital (finance) lease obligations	$3,030	$1,976	$2,029	$2,056	$2,566
% Change from previous Qtr.	42.4%	-34.8%	2.7%	1.3%	24.8%
Dividends paid	$26,565	$27,741	$28,565	$29,776	$30,557
Purchases of common stock	$-	$-	$-	$-	$-
Gross Leverage Ratio	4.28	5.08	4.97	4.86	4.78
Net Leverage Ratio	2.92	2.93	2.92	2.86	2.92
Customer Connections – end of period
On-Net	71,066	72,415	73,870	74,554	75,163
% Change from previous Qtr.	3.3%	1.9%	2.0%	0.9%	0.8%
Off-Net	11,138	11,321	11,503	11,660	11,721
% Change from previous Qtr.	1.5%	1.6%	1.6%	1.4%	0.5%
Non-Core (1)	318	318	319	325	329
% Change from previous Qtr.	-12.2%	-%	-0.3%	1.9%	1.2%
Total customer connections	82,522	84,054	85,692	86,539	87,213
% Change from previous Qtr.	3.0%	1.9%	1.9%	1.0%	0.8%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,746	1,751	1,757	1,767	1,769
Carrier neutral data center buildings	908	933	960	980	1,000
Cogent data centers	52	53	54	54	54
Total on-net buildings	2,706	2,737	2,771	2,801	2,823
Square feet – multi-tenant office buildings – on-net	949,486,923	951,031,709	954,013,024	957,173,183	961,154,384
Network– end of period
Intercity route miles	57,426	57,426	57,426	57,600	58,009
Metro fiber miles	33,664	34,163	34,985	35,526	36,079
Connected networks – AS’s	6,668	6,762	6,844	6,954	7,042
Headcount – end of period
Sales force – quota bearing	501	519	530	548	542
Sales force - total	639	656	667	686	684
Total employees	997	1,026	1,036	1,055	1,052
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	5.1	4.9	4.4	4.1	4.5
FTE – sales reps	464	478	488	502	522

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).
(2)	Network operations expense excludes equity-based compensation expense of $180, $226, $282, $306 and $252 in the three month periods ended March 31, 2019 through March 31, 2020, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $3,391, $3,191, $3,998, $4,334 and $3,743 in the three month periods ended March 31, 2019 through March 31, 2020, respectively.
(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.
(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.
(5)	Excludes equity-based compensation expense of $3,254, $5,063, $4,515, $4,634 and $4,823 in the three month periods ended March 31, 2019 through March 31, 2020, respectively.
(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business. EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Net cash provided by operating activities	$28,637	$40,632	$33,443	$46,097	$28,458
Changes in operating assets and liabilities	6,727	(5,729)	3,785	(6,557)	5,325
Cash interest expense and income tax expense	12,197	12,202	13,287	13,184	16,611
EBITDA	$47,561	$47,105	$50,515	$52,724	$50,394
PLUS: Gains on asset related transactions	536	185	87	251	39
EBITDA, as adjusted	$48,097	$47,290	$50,602	$52,975	$50,433
EBITDA margin	35.5%	34.9%	36.9%	37.6%	35.8%
EBITDA, as adjusted, margin	35.9%	35.1%	37.0%	37.8%	35.8%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Service revenue, as reported – current period	$134,137	$134,789	$136,942	$140,292	$140,915
Impact of foreign currencies on service revenue	135	260	176	88	184
Service revenue - as adjusted for currency impact (1)	$134,272	$135,049	$137,118	$140,380	$141,099
Service revenue, as reported – prior sequential period	$132,049	$134,137	$134,789	$136,942	$140,292
Constant currency increase	$2,223	$912	$2,329	$3,438	$807
Constant currency percent increase	1.7%	0.7%	1.7%	2.5%	0.6%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Service revenue, as reported – current period	$134,137	$134,789	$136,942	$140,292	$140,915
Impact of foreign currencies on service revenue	2,078	1,505	1,058	683	746
Service revenue - as adjusted for currency impact (2)	$136,215	$136,294	$138,000	$140,975	$141,661
Service revenue, as reported – prior year period	$128,706	$129,296	$130,139	$132,049	$134,137
Constant currency increase	$7,509	$6,998	$7,861	$8,926	$7,524
Percent increase	5.8%	5.4%	6.0%	6.8%	5.6%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Service revenue total	$134,137	$134,789	$136,942	$140,292	$140,915
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	74,413	74,386	75,259	75,992	75,429
GAAP Gross Profit (1)	$59,724	$60,403	$61,683	$64,300	$65,486
Plus - Equity-based compensation – network operations expense	180	226	282	306	252
Plus – Depreciation and amortization expense	20,263	19,979	20,006	20,002	19,508
Non-GAAP Gross Profit (2)	$80,167	$80,608	$81,971	$84,608	$85,246
GAAP Gross Margin (1)	44.5%	44.8%	45.0%	45.8%	46.5%
Non-GAAP Gross Margin (2)	59.8%	59.8%	59.9%	60.3%	60.5%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of December 31, 2019	As of March 31, 2020
Cash and cash equivalents	$399,422	$375,116
Debt
Capital (finance) leases – current portion	8,154	8,268
Capital (finance) leases – long term	161,635	159,678
Senior unsecured notes	189,225	189,225
Senior secured notes	445,000	445,000
Senior unsecured Euro notes	151,411	148,507
Note payable	12,487	12,264
Total debt	967,912	962,942
Total net debt	568,490	587,826
Trailing 12 months EBITDA, as adjusted	198,964	201,300
Gross leverage ratio	4.86	4.78
Net leverage ratio	2.86	2.92

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2020 AND DECEMBER 31, 2019

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$375,116	$399,422
Accounts receivable, net of allowance for credit losses of $1,976 and $1,771, respectively	42,964	40,484
Prepaid expenses and other current assets	38,482	35,822
Total current assets	456,562	475,728
Property and equipment, net	367,682	368,929
Right-of-use leased assets	75,724	73,460
Deferred tax assets	275	335
Deposits and other assets	13,382	13,672
Total assets	$913,625	$932,124

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,102	$11,075
Accrued and other current liabilities	49,239	51,301
Installment payment agreement, current portion, net of discount of $313 and $350, respectively	9,122	9,063
Current maturities, operating lease liabilities	10,409	10,101
Current maturities, finance lease obligations	8,268	8,154
Total current liabilities	90,140	89,694

Senior unsecured 2024 Euro notes, net of unamortized debt costs of $1,341 and $1,410, respectively	147,166	150,001
Senior secured 2022 notes, net of unamortized debt costs of $1,690 and $1,897, respectively and including premium of $877 and $985, respectively	444,187	444,088
Senior unsecured 2021 notes, net of unamortized debt costs of $696 and $857, respectively	188,529	188,368
Operating lease liabilities, net of current maturities	88,335	86,690
Finance lease obligations, net of current maturities	159,678	161,635
Other long term liabilities	17,815	15,327
Total liabilities	1,135,850	1,135,803
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,139,369 and 46,840,434 shares issued and outstanding, respectively	47	47
Additional paid-in capital	499,455	493,178
Accumulated other comprehensive income — foreign currency translation	(15,819)	(12,326)
Accumulated deficit	(705,908)	(684,578)
Total stockholders’ deficit	(222,225)	(203,679)
Total liabilities and stockholders’ deficit	$913,625	$932,124

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND MARCH 31, 2019

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
	(Unaudited)	(Unaudited)
Service revenue	$140,915	$134,137
Operating expenses:
Network operations (including $252 and $180 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	55,921	54,150
Selling, general, and administrative (including $4,823 and $3,254 of equity-based compensation expense, respectively)	39,675	35,860
Depreciation and amortization	19,508	20,263
Total operating expenses	115,104	110,273
Gains on equipment transactions	39	536
Operating income	25,850	24,400
Interest income and other, net	2,205	1,827
Interest expense	(15,220)	(13,456)
Income before income taxes	12,835	12,771
Income tax provision	(3,608)	(3,554)
Net income	$9,227	$9,217
Comprehensive income:
Net income	$9,227	$9,217
Foreign currency translation adjustment	(3,493)	(1,825)
Comprehensive income	$5,734	$7,392
Net income per common share:
Basic and diluted net income per common share	$0.20	$0.20
Dividends declared per common share	$0.66	$0.58
Weighted-average common shares - basic	45,658,565	45,223,157
Weighted-average common shares - diluted	46,391,066	45,644,236

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND MARCH 31, 2019

(IN THOUSANDS)

	Three months Ended March 31, 2020	Three months Ended March 31, 2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$9,227	$9,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,508	20,263
Amortization of debt discount and premium	477	414
Equity-based compensation expense (net of amounts capitalized)	5,075	3,434
Gains — equipment transactions and other, net	(454)	(231)
Unrealized foreign currency exchange gain on 2024 Euro notes	(2,904)	—
Deferred income taxes	2,439	2,572
Changes in operating assets and liabilities:
Accounts receivable	(2,790)	2.264
Prepaid expenses and other current assets	(3,093)	(3,187)
Accounts payable, accrued liabilities and other long-term liabilities	1,067	(2,778)
Deposits and other assets	(94)	(3,331)
Net cash provided by operating activities	28,458	28,637
Cash flows from investing activities:
Purchases of property and equipment	(12,866)	(13,288)
Net cash used in investing activities	(12,866)	(13,288)
Cash flows from financing activities:
Dividends paid	(30,557)	(26,565)
Proceeds from exercises of stock options	718	173
Principal payments on installment payment agreement	(2,566)	(2,387)
Principal payments of finance lease obligations	(6,167)	(3,030)
Net cash used in financing activities	(38,572)	(31,809)
Effect of exchange rates changes on cash	(1,326)	(495)
Net decrease in cash and cash equivalents	(24,306)	(16,955)
Cash and cash equivalents, beginning of period	399,422	276,093
Cash and cash equivalents, end of period	$375,116	$259,138

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2019. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

###